                                                                    EXHIBIT 3.5

                          CERTIFICATE OF INCORPORATION

                                       OF

                             Mewbourne Oil Company

                                   --ooOoo--


                 1.       The name of the corporation is

                             Mewbourne Oil Company

                 2. The address of its registered office in the State of Delaware is Corporation Trust Center No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

                 3. The nature of the business or purposes to be conducted or promoted is:

                 To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                 4. The total number of shares of stock which the corporation shall have authority to issue is Three Thousand (3,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Three Thousand Dollars ($3,000.00).

                 5A.      The name and mailing address of each incorporator is
as follows:

                 NAME                               MAILING ADDRESS
                 ----                               ---------------
                 V. A. Brookens                    Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

                 J. L. Austin                      Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

                 M. C. Kinnamon                    Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

                 5B.    The name and mailing address of each person, who is to
serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                 NAME                                       MAILING ADDRESS
                 ----                                       ---------------
                 Curtis W. Mewbourne                        P. 0. Box 7698
                                                            Tyler, Texas 75711

                 Dorothy Elizabeth Mewbourne                P. 0. Box 7698
                 Cuenod                                     Tyler, Texas 75711

                 Ruth Ann Mewbourne Buckley                 P. 0. Box 7698
                                                            Tyler, Texas 75711

                 Julie Mewbourne                            P. 0. Box 7698
                                                            Tyler, Texas 75711

                 A. W. Riter, Jr.                           403 Bluebonnet
                                                            Tyler, Texas 75701

                 Eugene C. Fiedorek                         6688 N. Central Expressway
                                                            Suite 1100
                                                            Dallas, Texas 75206

                 6.     The corporation is to have perpetual existence.

                 7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                 To make, altar or repeal the By-Laws of the corporation.

                 8. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

                 Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                 9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                 10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit

         WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 15th day of March, 1991.


                                          /s/ V.A. Brookens
                                         ---------------------------------------
                                         V. A. Brookens



                                          /s/ J.L. Austin
                                         ---------------------------------------
                                         J. L. Austin



                                          /s/ M. C. Kinnamon
                                         ---------------------------------------
                                         M. C. Kinnamon

                             CERTIFICATE OF MERGER


         The undersigned corporations adopt the following Certificate of Merger in accordance with Section 252 of the Delaware Corporation Laws:

         1. Name and State of Incorporation of Each Constituent Corporation. The name and state of incorporation of each of the constituent corporations is as follows:

                 Mewbourne Oil Company, a Delaware corporation

                 Mewbourne Oil Company, a Texas corporation

         2. Agreement of Merger - Approved. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the Delaware Corporation Laws.

         3. Surviving Corporation. The name of the surviving corporation is Mewbourne Oil Company, a Delaware corporation.

         4. No Change to Certificate of Incorporation. The Certificate of Incorporation of Mewbourne Oil Company, a Delaware corporation, shall be its Certificate of Incorporation.

         5. Agreement of Merger on File. The Agreement of Merger is on file at the principal place of business of Mewbourne Oil Company, a Delaware corporation, at 3901 South Broadway, Tyler, Texas 75701.

         6. Copy of Agreement of Merger to be Furnished. A copy of the Agreement of Merger will be furnished by Mewbourne Oil Company, a Delaware corporation, on request and without cost, to any stockholder of Mewbourne Oil Company, a Delaware corporation, or Mewbourne Oil Company, a Texas corporation.

         7. Capital Stock of Constituent Corporation. The authorized capital stock of Mewbourne Oil Company, a Texas corporation, is as follows:

                 1,000 shares of no par value stock.

         Dated this 30th day of March, 1991.

ATTEST:                                    MEWBOURNE OIL COMPANY, a
                                           Delaware Corporation


/s/ Dorothy M. Cuenod                      By: /s/ Curtis Mewbourne
------------------------------                 --------------------------
Dorothy Elizabeth Mewbourne                    Curtis W. Mewbourne
Cuenod, Assistant Secretary                    Chairman of the Board and
                                               President



ATTEST:                                    MEWBOURNE OIL COMPANY, a
                                           Texas Corporation



/s/ Dorothy M. Cuenod                      By: /s/ Curtis Mewbourne
------------------------------                 --------------------------
Dorothy Elizabeth Mewbourne                    Curtis W. Mewbourne
Cuenod, Assistant Secretary                    Chairman of the Board and
                                               President





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